Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Winthrop Realty Trust of our report dated March 17, 2008 relating to the financial statements of Concord Debt Holdings LLC, which appears in Winthrop Realty Trust’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 26, 2008